FDA Issues Orphan Status Approval for PermaDerm®

6/12/2012

LITTLE FALLS, N.J., June 6, 2012 /PRNewswire/ -- Regenicin, Inc. (OTC Bulletin Board: RGIN) a biotechnology company specializing in the development of and commercialization of regenerative cell therapies to restore the health of damaged tissues and organs, announced today that the Food and Drug Administration (FDA) has granted Orphan Status approval for the PermaDerm® product, the only tissue-engineered skin prepared from autologous (patient’s own) skin cells consisting of both epidermal and dermal layers, that is indicated for catastrophic burn patients. The FDA had previously designated PermaDerm® to be a biological/drug (permanent skin replacement) not a medical device (temporary skin replacement). PermaDerm® is the only skin replacement technology to receive this Biological/drug designation.

PermaDerm® consists of harvesting a small section of the patient's own skin to be grown to graft an area one hundred times its size in as little as thirty days. These living, self-to-self skin graft tissues are intended to form permanent skin tissues that will not be rejected by the immune system of the patient, a critical possibility in porcine or cadaver skin grafts used today. PermaDerm® is being designed to not only save lives, but to reduce healthcare costs by decreasing the patient’s stay in the Critical Care Unit and to reduce the need for additional surgeries. To date, the technology has been clinically tested in over 150 pediatric and adult, catastrophic burn patients with very encouraging results. For more information on PermaDerm®, please visit the Regenicin website (www.regenicin.com).

The FDA approval designation of Orphan Status is granted to promote the development of new therapies for rare diseases and disorders. Orphan Status can be applied to products proven safe and effective in treating conditions that affect a relatively small number of patients, and the designation may entitle up to seven years of US marketing exclusivity upon regulatory approval. Companies whose drugs have an orphan designation also receive certain tax credits and are exempted from paying prescription drug user fees normally required of companies submitting products for approval. For more information on the FDA’s policies governing the development of Orphan drugs for rare diseases and conditions, as well as the publication of today’s designation announcement on this matter, please visit the FDA website links at:

www.fda.gov/ForIndustry/DevelopingProductsforRareDiseasesConditions/

and

www.accessdata.fda.gov/scripts/opdlisting/oopd/

“We are very excited about this Orphan Status designation for PermaDerm®, ” said Randall McCoy, CEO of Regenicin. “This is extremely good news and a huge step for the product, which we are all very proud of.”

About Regenicin

Regenicin, Inc. (OTC Bulletin Board: RGIN), is a biotechnology company specializing in the development of regenerative cell therapies to restore the health of damaged tissues and organs. Regenicin, which was founded in 2010, has assembled a world-class management team with a proven track record for developing and bringing innovative medical devices and biotechnology products to market. The company is publicly traded with headquarters in New Jersey. For more information on Regenicin, Inc., as well as its technologies and products, please visit the company website at www.regenicin.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of uncertainties and risks that could significantly affect the company's current plans and expectations, as well as future results of operations and financial condition. A more extensive listing of risks and factors that may affect the company's business prospects and cause actual results to differ materially from those described in the forward-looking statements can be found in the reports and other documents filed by the company with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Regenicin, Inc.